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DOCUMENT 10.3
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               AGREEMENT FOR SALE OF EXPORT WATER


           THIS AGREEMENT FOR SALE OF EXPORT WATER ("Agreement") is made and entered into as of the 11th day of April, 1996, by and among RANGEVIEW METROPOLITAN DISTRICT, a quasi-municipal corporation and political subdivision of the State of Colorado, acting by and through its water activity enterprise ("Rangeview"), and PURE CYCLE CORPORATION, a Delaware corporation ("Pure Cycle").


                            RECITALS

          (74) On November 14, 1990, Rangeview and Inco Securities Corporation ("Inco") entered into an Option Agreement for Sale and Operation of Production Right which was subsequently amended by Amendment Agreement No. 1 on February 12, 1991 and by a Rangeview board resolution in December 1993 (collectively, the "Option Agreement").

          (75) Pursuant to the Option Agreement, Inco had the right to purchase certain water rights which were leased to Rangeview pursuant  to  a  lease entered into between OAR  Incorporated,  a
Colorado  corporation ("OAR"), and the State of Colorado,  acting by  and through the State Board of Land Commissioners (the  "Land
Board"),  denominated Lease Number S-37280, dated April 26,  1982 and  amended at various subsequent times (the "Original  Lease").
OAR transferred and assigned its rights and obligations under the Original Lease to Rangeview.

          (76) Inco has assigned its rights and obligations under the Option Agreement to Pure Cycle.

          (77)      On October 28, 1994, a lawsuit entitled Apex Investment
Fund   II,  L.P.,  et  al.  v.  Colorado  State  Board  of   Land
Commissioners, et al., Case No. 95CV5405, was filed in the District Court of the City and County of Denver (the "Lawsuit") to resolve certain rights under the Original Lease.

          (78) As part of the settlement of the Lawsuit, the Land Board and Rangeview have entered into an Amended and Restated
Lease (the "Lease") which supersedes the Original Lease. A copy of this Agreement is attached to the Lease as Exhibit C.

           As part of the settlement of the Lawsuit, Pure Cycle, Inco and Rangeview have agreed to supersede the Option Agreement with this Agreement.

                           AGREEMENT

           In consideration of the mutual promises, covenants, representations and warranties set forth herein, the existence and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

35.

                      Certain Definitions

          (1) CFC Agreement. "CFC Agreement" shall mean the Amended and Restated Option and Purchase Agreement among the Land Board,
H.F. Riebesell, Jr. ("Riebesell"), Pure Cycle and Inco, attached to the Settlement Agreement (as defined below) as Exhibit 6.

          (2) Comprehensive Amendment Agreement. "Comprehensive Amendment Agreement" shall mean the Comprehensive Amendment
Agreement No. 1 among Pure Cycle, Inco, the Land Board and others, attached to the Settlement Agreement as Exhibit 8.

          (3) Effective Date. This Agreement shall be binding on the date that it is fully executed and delivered by both parties hereto subject only, as a condition subsequent, to the occurrence of the Effective Date (as that term is defined in the Settlement
Agreement).

          (4) Export Water. "Export Water" shall have the meaning set forth in the Lease.

          (5) Export Water Purchaser. "Export Water Purchaser" shall have the meaning set forth in the Lease.

          (6) Lowry Range. "Lowry Range" shall mean have the meaning set forth in the Lease.

          (7) Memorandum. "Memorandum" shall mean the Memorandum of Agreement among Pure Cycle, OAR and Riebesell which is attached to the CFC Agreement as Exhibit C and to the OAR Agreement (as defined below) as Exhibit C.

          (8) OAR Agreement. "OAR Agreement" shall mean the Amended and Restated Option and Purchase Agreement among OAR, Pure Cycle and Inco attached to the Settlement Agreement as Exhibit 5.

          (9) Rangeview Bonds and Notes. "Rangeview Bonds and Notes" shall mean Rangeview Metropolitan District Water Revenue Bonds,
Series  1988 M, in the principal amount of $17,771,000, Rangeview
Metropolitan District Water Revenue Notes, Series 1987 A-L, in the principal amount of $5,000,000, and Rangeview Metropolitan
District Water Revenue Notes, Series 1988 A-L, in the principal amount of $2,142,858.

          (10) Service Agreement. "Service Agreement" shall mean the agreement attached to the Lease as Exhibit B entitled Service
Agreement pursuant to which Rangeview engages Pure Cycle to provide water service to Water Users, subject to the terms and conditions set forth in the Lease.

          (11) Settlement Agreement. "Settlement Agreement" shall mean the settlement agreement for the Lawsuit dated the date hereof to which the Lease is attached as Exhibit A.

          (12) Water Rights. "Water Rights" shall have the meaning set forth in the Lease.

          (13) Water Users. "Water Users" shall have the meaning set forth in the Lease.

           All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Lease.


36.

                 Export Water Purchase and Sale

          (1) Export Water Purchase and Sale. Subject to the terms and conditions set forth in this Agreement and subject to rights of first refusal, if any such rights exist, to the Export Water
(as  defined below) which may be held by Arapahoe County or  East
Cherry  Creek  Valley  Water  and Sanitation  District  ("ECCV"),
Rangeview hereby agrees to sell, convey, assign, transfer, and deliver to Pure Cycle, and Pure Cycle hereby agrees to purchase from Rangeview as of the Effective Date, the right to divert and sell outside the Lowry Range the use of up to a total gross volume of 1,165,000 acre feet of Export Water included in the Water Rights. The Export Water to be conveyed pursuant to this Agreement shall include all rights afforded to and be subject to all obligations imposed upon such Export Water under the Lease and the Deed (as defined in Section 3.2(a)). The parties are specifically not acknowledging the validity of any rights of first refusal in the Export Water which may be asserted by Arapahoe County and ECCV.

          (2) Title. Rangeview hereby represents and warrants that it has the right to sell the Export Water, subject to the terms of the Lease, and the Export Water is free and clear of all security interests, liens, pledges, charges and encumbrances granted by Rangeview.

          (3) Purchase Price. In exchange for the Export Water and the rights granted to Pure Cycle hereunder and under the Service
Agreement,  Pure Cycle hereby agrees to convey, assign,  transfer and  deliver, as of the Effective Date, the Rangeview  Bonds  and
Notes  to  Rangeview  for  retirement  in  accordance  with   the
Settlement Agreement.

37.

                            Closing

          (1) Closing. The closing hereunder (the "Closing") shall be held at a mutually agreeable time, date and place which is coincident with the date the Settlement Agreement is executed.
It shall be a condition precedent to the Closing that the following documents shall have been executed and delivered by all parties thereto:

               1.        the Settlement Agreement;

               2.        the Lease;

               3.        the OAR Agreement;

               4.        the CFC Agreement;

               5.        the Comprehensive Amendment Agreement; and

               6.        the Memorandum.

          (2) Closing Documents. At the Closing, the following items (collectively the "Closing Documents") shall be delivered to Davis, Graham & Stubbs LLP ("DGS"), to be held in trust for distribution on the Effective Date:

               1. This Agreement and the Service Agreement shall be executed and delivered by both parties.

               2.        All Rangeview Bonds and Notes not currently being held
by   Colorado  National  Bank  ("CNB")  pursuant  to  the  Escrow
Agreement  among  CNB,  Inco,  OAR, Colorado  Water  Consultants,
Incorporated  ("CWC"),  and others dated  August  12,  1991  (the
"Escrow Agreement"), shall be delivered by Pure Cycle along with an assignment of such Bonds and Notes in the form attached hereto as Exhibit A (the "Bond Assignment").

               3. A deed in the form attached hereto as Exhibit B (the "Deed") executed by the Land Board and Rangeview conveying the Export Water to Pure Cycle shall be delivered by Rangeview.

               4. A title opinion from a law firm reasonably acceptable to Pure Cycle, substantially in the form attached hereto as Exhibit C, verifying that Rangeview and the Land Board have good and marketable title to the Export Water (the "Title Opinion") shall be delivered by Rangeview.

               5. Three original mortgages in the form attached to the CWC Agreement as Exhibit E (the "Mortgage") granting a mortgage in favor of the Land Board shall be executed and delivered by Pure Cycle.

          (3)       Delivery.

               1. On the Effective Date, DGS shall deliver the Closing Documents as follows:

     a. An executed original of this Agreement and the Service Agreement shall be delivered to each of Pure Cycle and Rangeview.

delivered to Rangeview.

   c. The Title Opinion and the Deed shall be delivered to Pure Cycle.

    d. The Deed and the Mortgage shall be delivered to the clerk and recorder's office of Arapahoe County and to the Colorado Department of Natural Resources-State Engineer Division of Water Resources for recording and the third original Mortgage shall be filed with the Secretary of State's Office in the Uniform Commercial Code records.

           In addition, DGS shall deliver the documents and consideration described in Section 3.3 of each of the OAR
Agreement and the CFC Agreement.

               2. If the Settlement Agreement is terminated, DGS shall return the Bond Assignment to Pure Cycle and the Rangeview Bonds and Notes delivered by Pure Cycle pursuant to Section 3.2(b) to Pure Cycle, or, if applicable, to the person who delivered such bonds and notes to Pure Cycle pursuant to the Settlement
Agreement, and DGS shall destroy all other Closing Documents.


38.

                           Royalties

           As between Rangeview and Pure Cycle, Pure Cycle shall be responsible for and shall timely pay directly to the Land Board all royalties payable to the Land Board by the Export Water Contractor pursuant to the Lease. Notwithstanding the foregoing, Rangeview may, at its option, pay to the Land Board any royalties due but not paid by Pure Cycle on the Export Water in order to prevent a default under the Lease. In such case, Rangeview shall be entitled to interest on any royalties paid by Rangeview on the Export Water at the rate of two percent (2%) per month from the date paid by Rangeview and Rangeview may exercise any other remedies it may have, including its termination rights under
Section 6.6 of the Lease.


39.

                 Representations and Warranties

          (1) Authority. Each of the parties represents and warrants that it has all requisite power, corporate and otherwise, to execute,  deliver  and perform its obligations pursuant  to  this
Agreement, that the execution, delivery and performance  of  this
Agreement and the documents to be executed and delivered pursuant to  this Agreement have been duly authorized by it, and that upon execution  and delivery, this Agreement and all documents  to  be executed and delivered pursuant to this Agreement will constitute its  legal, valid and binding obligation, enforceable against  it in accordance with their terms.  Except as otherwise described in this  Agreement, the execution, delivery and performance of  this
Agreement do not and will not require any further consent of  any person  or  entity other than those from which the parties  have,
prior  to  the  Closing, acquired consents and  approvals.   Each
party hereto shall provide the other party prior to the Closing with any corporate, district or other documents reasonably required to verify this representation.

          (2) Compliance with Other Laws and Agreements. To the best of its knowledge, Rangeview represents and warrants that the
execution,   delivery  and  performance  of  this  Agreement   by
Rangeview  (a) is of the type contemplated by law and  is  within
the   authority  of  Rangeview  under  existing  laws   governing
Rangeview; (b) will not violate any provision of law; (c) will not, with or without the giving of notice or the passage of time, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under, the organizational documents, bylaws, rules and regulations, or other contracts or obligations of Rangeview; or (d) will not conflict with, violate, result in a breach of, constitute a default under, result in an acceleration, termination, cancellation or forfeiture of, or give rise to a right of power in any third party to declare any of the foregoing under, any mortgage, lease, agreement, indebtedness, or other instrument, order, judgment or decree to which Rangeview is a party or by which Rangeview or its assets are bound. Rangeview further represents and warrants that the execution, delivery and performance of this Agreement will not result in the creation of any security interest, lien, pledge, charge, claim or encumbrance upon its assets except as expressly set forth herein.

          (3)       Litigation.  To the best of its knowledge and except as
disclosed  to  Pure  Cycle  and  acknowledged  by  Pure   Cycle's
attorneys, Rangeview represents and warrants that except for  the
Lawsuit,  there  are  no outstanding judgments,  actions,  suits, proceedings, orders or investigations against it and there is  no litigation, action, suit, proceeding or investigation pending  or
threatened,  or,  to  its  knowledge,  contemplated  against   or
affecting Rangeview which individually or in the aggregate might materially and adversely affect the actions contemplated herein, or which questions the validity of any action taken or to be taken pursuant to or in connection with the provision of this Agreement, and Rangeview has no reason to believe any of the foregoing are threatened or contemplated.

          (4)       Representations Accurate.  Rangeview and Pure Cycle
represent   and  warrant  that  all  statements,  including   the
Recitals, contained in this Agreement and in any certificate, schedule, exhibit, or other instrument given or to be given to Pure Cycle by Rangeview or to Rangeview by Pure Cycle in or pursuant to this Agreement are or will be true, accurate and complete in all material respects, and no certificate, schedule, exhibit, or other instrument given or to be given to Pure Cycle by Rangeview or to Rangeview by Pure Cycle pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          (5) Brokerage. Each party hereto represents and warrants to the other party that it has not incurred any obligations or liabilities, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which any party will have any liability.

          (6) Review. Rangeview hereby represents and warrants that it shall give Pure Cycle the opportunity to review all documents pertinent to this Agreement in its possession prior to the Closing hereunder.

          (7) Quantity of Water. To Rangeview's knowledge, based upon the decrees, Rangeview hereby represents and warrants that the amount of water purchased is available for itle Opinion




EXHIBIT A OF DOCUMENT 10.3
==========================

                           ASSIGNMENT


           FOR VALUE RECEIVED, the undersigned hereby sells, transfers and assigns unto Rangeview Metropolitan District $17,771,000 of Rangeview Metropolitan District Water Revenue Bonds, Series 1988 M, and all rights thereunder and hereunder, and hereby irrevocably constitutes and appoints attorney to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  April ___, 1996          PURE CYCLE CORPORATION,
                                 a Delaware corporation


Insert Social Security number    By:
or other                            Thomas P. Clark, President
identifying number of assignee
                                       NOTE:     The signature to
                                       this    assignment    must
                                       correspond with  the  name
                                       as  it appears on the face
                                       of   this  Bond  in  every
                                       particular,        without
                                       alteration  or any  change
                                       whatsoever.


                                 Signature Guaranteed



                                 By:

EXHIBIT B OF DOCUMENT 10.3
=========================

 BARGAIN AND SALE DEED

           This Bargain and Sale Deed (the "Deed") is dated the 11th day of April, 1996, among the State of Colorado, acting by and through the State Board of Land Commissioners (the "Land Board"), whose address is 620 Centennial Building, 1313 Sherman Street, Denver, Colorado 80203, and Rangeview Metropolitan District, a quasi-municipal corporation and political subdivision of the State of Colorado, acting by and through its water activity enterprise ("Rangeview"), whose address is 141 Union Boulevard, Suite 150, Lakewood, Colorado 80228 (Rangeview and Land Board being collectively referred to herein as "Grantors"), and Pure Cycle Corporation, a Delaware corporation ("Grantee"), whose address is 5650 York Street, Commerce City, Colorado 80022.

WITNESSETH, that Rangeview, for and in consideration of delivery from Pure Cycle to Rangeview of Rangeview Metropolitan District Water Revenue Bonds, Series 1988M, Rangeview Metropolitan District Water Revenue Notes, Series 1988A-L, Rangeview Metropolitan District Water Revenue Notes, Series 1987A-L, and other good and valuable consideration, the receipt of which is hereby acknowledged by Rangeview; and the Land Board, for and in consideration of (a) Rangeview's agreement to obtain and extinguish all said notes and bonds, (b) other consideration contained in the Amended and Restated Lease Agreement No. S-37280, dated April 11, 1996 between Rangeview and the Land Board, which Lease is recorded with the Arapahoe County Clerk and Recorder at Book No. _______, Page No. _______ (Reception No. _________) (the "Lease"), and (c) other good and valuable consideration, the receipt of which is hereby acknowledged by the Land Board; do hereby severally grant, bargain, sell, convey, assign and confirm unto Grantee, its successors and assigns forever, the Export Water (as that term is defined in the Lease) which is located on and under that certain real property consisting of approximately 24,567.21 acres, more or less, according to U.S. Government survey, in Arapahoe County, Colorado, more particularly described as follows (the "Lowry Range"):

                     Township 5 South, Range 64 West of
               the 6th P.M.,
                    Sections 7 through 10:  all;
               Sections 15 through 22:  all;
               Sections 27 through 34:  all.

                     Township 4 South, Range 65 West of
               the 6th P.M.,
                     Sections  33:   all  and  34:
               all.

                     Township 5 South, Range 65 West of
               the 6th P.M.,
                     Section 3:  all; Sections  10
               through   15:   all,  less  certain
               surface  rights  granted  for   the
               Aurora Reservoir (but including the
               water  under the Aurora  Reservoir)
               in  Section 15; Sections 22 through
               27:    all,  less  certain  surface
               rights   granted  for  the   Aurora
               Reservoir (but including the  water
               under  the  Aurora  Reservoir)   in
               Section  22; Sections  35  and  36:
               all;  Section  34:  north  2,183.19
               feet.

                     Township  5 South,  Range  66
               West of the 6th P.M.,
                    Section 36:  all

(a street address of the Lowry Range does not exist);

TOGETHER WITH all rights afforded to the Export Water under the Lease;

           SUBJECT TO the reservations, exceptions, terms, and conditions, including, without limitation, provisions concerning royalty payments, quality of water, abandonment, shared use of transmission lines and facilities, default and termination of rights to Export Water, set forth in the Lease, which reservations, exceptions terms and conditions, and the rights of the Land Board and Rangeview with respect thereto, shall not be modified or superseded by any provision in this Deed, it being understood and agreed that the provisions hereof are merely cumulative of the provisions of the Lease;

          FURTHER SUBJECT TO rights of first refusal, if any such rights exist, to the Export Water which may be held by the County of Arapahoe, Colorado, or East Cherry Creek Valley Water and
Sanitation District;

           AND SUBJECT FURTHER TO the covenants, conditions and restrictions set forth herein and in the water decrees by which such water is adjudicated, which decrees shall remain in the name of the Land Board subject to the provisions of the Lease;

           TO HAVE AND TO HOLD the Export Water, and its appurtenances, unto Grantee, its successors and assigns forever.

40.

                            Decrees

           Rangeview represents that the following water decrees currently adjudicate the water rights of which the Export Water is a part:

          Case  Nos.  83CW330,  83CW373,  89CW048,  and
          89CW164, District Court, Water Division 1, and plan for augmentation to allow use of not nontributary Denver aquifer groundwater as pending in Case No. 94CW048, and application to change decreed well locations as pending in Case No. 94CW049, District Court, Water
          Division 1.


41.

                    Royalties and Reporting

          (1) Payment to Land Board. As between Rangeview and Grantee, Grantee shall be responsible for and shall timely pay directly to the Land Board all royalties payable to the Land Board by the Export Water Purchaser (as that term is defined in the Lease) pursuant to the Lease. Notwithstanding the foregoing, Rangeview may, at its option, pay to the Land Board any royalties due but not paid by Grantee on the Export Water in order to prevent a default under the Lease. In such case, Rangeview shall be entitled to interest on any royalties paid by Rangeview on the Export Water at the rate of two percent (2%) per month from the date paid by Rangeview and Rangeview may exercise any other remedies it may have, including its termination rights under
Section 6.6 of the Lease.

          (2) Reporting. In addition to any requirements under the Lease, Grantee shall prepare the following reports:

               1. Grantee shall report to Rangeview the quantity of Export Water delivered (including any recharged or stored water pursuant  to  Section 6.2(a) of the Lease), the exact  amount  of
Gross  Revenues or, if applicable, Retail Sales Price  (as  those terms  are  defined in the Lease) relating to the sale  or  other disposition  of Export Water, and the entity to whom  the  Export
Water was delivered.  The report shall be due within twenty  (20)
days after the end of each calendar year, until such time as Rangeview notifies Grantee that production of Export Water and Non-Export Water (as defined in the Lease) has reached 500 acre feet in a calendar year, and thereafter, on or before the twentieth (20th) day following the end of each calendar quarter during the term of the Lease.

               2. Grantee shall prepare and keep full, complete, and proper books, records and accounts of all Export Water (including any  recharged or stored water pursuant to Section 6.2(a) of  the
Lease) sales or dispositions and shall document such transactions as  may be required by law.  Said books, records, and accounts of
Grantee  shall  be open at all reasonable times,  upon  ten  (10)
days' prior written notice, to the inspection of Rangeview, the Land Board and their respective representatives who may, at Rangeview's or the Land Board's expense, as applicable, copy or extract all or a portion of said books, records, and accounts for a period of up to five (5) years after the date such books, records and accounts are made. The Land Board's right to inspection shall not prejudice the Land Board's right to collect payments due pursuant to the Lease. Rangeview or the Land Board may, upon no less than fourteen (14) days' prior written notice to Grantee, cause a partial or complete audit of the entire records and operations of Grantee for a five (5) year period preceding the date of the audit relating to the use of Export
Water pursuant to this Deed to be made at Rangeview's or the Land
Board's expense, as applicable, by an auditor selected by Rangeview or the Land Board, as applicable. Within fourteen (14) days following Rangeview's or the Land Board's notice, as applicable, Grantee shall make available to Rangeview's or the Land Board's auditor, as applicable, the books and records the auditor reasonably deems necessary or desirable for the purpose of making the audit. Any deficiency in the payment of royalties determined upon such audit shall be immediately due and payable to the Land Board, together with interest thereon at the rate of two percent (2%) per month from the date or dates such amounts should have been paid. If such deficiency is in excess of two percent (2%) of the royalty previously paid, then Grantee shall pay to the auditing party the actual cost of the audit at the time the deficiency is paid.


42.

                       General Provisions

          (1) Notice. All notices required by this Deed or the Lease shall be in writing and shall be delivered to the person to whom the notice is directed at the address set forth below, either in person, by courier service or by United States mail as a certified item, return receipt requested, addressed to the address stated below. Notices delivered in person or by courier service shall be deemed given when delivered to the person to whom the notice is directed. Notices delivered by mail shall be deemed given on the date of delivery as indicated on the return receipt. The parties may change the stated address by giving ten
(10) days' written notice of such change pursuant to this Section.

                    If to Rangeview:

               Rangeview Metropolitan District
               141 Union Boulevard, Suite 150
               Lakewood, Colorado  80228
               Attention:  President

               If to the Land Board:

               Board of Land Commissioners
               Attention:  President
               620 Centennial Building
               1313 Sherman Street
               Denver, Colorado  80203

               and

               Office of the Attorney General
               Attention:  State Land Board Attorney
               1525 Sherman Street, Fifth Floor
               Denver, Colorado  80203

               If to Grantee:

               Pure Cycle Corporation
               5650 York Street
               Commerce City, Colorado  80022
               Attention:  President

          (2) Construction. Where required for proper interpretation, words in the singular shall include the plural, and the masculine gender shall include the neuter and the feminine, and vice versa, as is appropriate. The article and section headings are for convenience and are not a substantive portion of this Deed. This Deed shall be construed as if it were equally drafted in all aspects by all parties. All capitalized terms herein not otherwise defined shall have the same meaning as provided with respect to such terms in the Lease.

          (3) Severability. If any clause or provision of this Deed is illegal, invalid or unenforceable under present or future laws, then, and in that event, it is the intention of the parties hereto  that  the  remainder of this Deed shall not  be  affected
thereby.   It  is  also agreed that in lieu  of  each  clause  or
provision of this Deed that is illegal, invalid or unenforceable, there shall be added as a part of this Deed a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (4) Governing Law. This Deed shall be governed by and construed in accordance with the laws of the State of Colorado and applicable federal law.

          (5) No Oral Amendment or Modifications. No amendments, waivers or modifications of the terms and provisions contained in this Deed, and no acceptances, consents or waivers by the Land
Board or Rangeview under this Deed, shall be valid or binding unless in writing and executed by the party to be bound thereby.
Any covenant, condition or restriction contained in this Deed may be terminated, extended, modified or amended, as to the whole of the Export Water or any portion thereof, only by the written consent of the Land Board and Rangeview. No such termination, extension, modification or amendment shall be effective unless and until a proper instrument in writing has been executed and recorded in the records of the Clerk and Recorder of Arapahoe County.

          (6) Binding Effect. This Deed shall be binding upon and inure to the benefit of the parties hereto and their respective
successors   and   assigns.   The  covenants,   conditions,   and
restrictions  contained in this Deed and, where  applicable,  the
Lease,  shall be construed as covenants running with  the  Export
Water, and every person who now or hereafter owns or acquires any right, title, estate or interest in or to the Export Water is and shall be conclusively deemed to have consented and to have agreed to  every covenant, condition, and restriction contained in  this
Deed  and,  where  applicable, the  Lease,  whether  or  not  any
reference   to  such  covenant,  condition,  or  restriction   is
contained in the instrument by which such person acquires an interest in the Export Water.

          IN WITNESS WHEREOF, the Land Board has caused this Deed to be executed by the State Board of Land Commissioners and sealed with the official seal of the Land Board. Rangeview has similarly executed this Deed this _____ day of April, 1996.

                                STATE OF COLORADO
                                STATE BOARD OF LAND COMMISSIONERS



                                Maxine F. Stewart, President

APPROVED AS TO FORM:

GALE   A.   NORTON,   Attorney
General
STEPHEN  K. ERKENBRACK,  Chief
Deputy Attorney General
TIMOTHY      M.     TYMKOVICH,
Solicitor General



Richard A. Westfall
Special    Deputy    Solicitor
General

State of Colorado


                                       RANGEVIEW     METROPOLITAN
                              DISTRICT, ACTING BY AND THROUGH ITS
                              WATER ACTIVITY ENTERPRISE
ATTEST:

By:                           By:
Title:                        Title:



STATE OF COLORADO      )
                       ) ss.
COUNTY OF ______________          )

           The foregoing instrument was acknowledged before me this _____ day of April, 1996 by Maxine F. Stewart, as President, of the State of Colorado, State Board of Land Commissioners.

          Witness my hand and official seal.

          My commission expires:



                                  Notary Public

STATE OF COLORADO      )
                       ) ss.
COUNTY OF ______________          )

           The  foregoing instrument was acknowledged  before  me
this  _____  day  of  April,  1996  by  ____________________,  as
President,   and  by  ____________________,  as   Secretary,   of
Rangeview Metropolitan District.

          Witness my hand and official seal.

          My commission expires:



                                  Notary Public

EXHIBIT C OF DOCUMENT 10.3
==========================

Exhibit C





                         April 22, 1996



Board of Directors
Rangeview Metropolitan District
141 Union Boulevard, Suite 150
Lakewood, Colorado  80228-1556

Ladies and Gentlemen:

          At your request, we have examined title to water rights underlying certain property in Arapahoe County, Colorado, as described in Exhibit A hereto (hereinafter the "Subject Property"). This opinion is provided pursuant to paragraph 3.2 of that certain Agreement for Sale of Export Water, between Rangeview Metropolitan District, acting by and through its water activity enterprise, and Pure Cycle Corporation, a Delaware corporation, dated April , 1996. Pursuant to that agreement, Rangeview Metropolitan District is to convey to Pure Cycle Corporation, the right to divert and sell outside the Subject Property the use of up to a total gross volume of 1,165,000 acre-feet of the non-tributary and not non-tributary water included in the Water Rights known as the Export Water. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Lease (as defined in paragraph (c) below).

DOCUMENTS REVIEWED

           Our opinion is based on the review of the following materials:

             (a)     Arapahoe   County   Clerk   and   Recorder's
Grantor/Grantee Index beginning January 1, 1937 through April 22,
1996.

          (b)  Records at the office of the State Engineer.

           (c) Amended and Restated Lease Agreement between the State of Colorado, acting by and through the State Board of Land Commissioners, Lessor, and Rangeview Metropolitan District, acting by and through its water activity enterprise, Lessee, dated April, 1996, (the "Lease") and Agreement for Sale of Export Water described above.

          (d) Findings of Fact, Conclusions of Law and decree of the Water Court entered in Case No. 83CW330 by the District
Court, Water Division No. 1 on June 28, 1985.

           (e) Findings of Fact, Conclusions of Law and Judgment and Decree entered in Case No. 83CW373 by the District Court,
Water Division No. 1, on September 1, 1987.

           (f) Findings of Fact, Conclusions of Law and Judgment and Decree entered in Case No. 89CW048 by the District Court,
Water Division No. 1, on April 16, 1993.

           (g) Findings of Fact, Conclusions of Law and Judgment and Decree entered in Case No. 89CW164 by the District Court,
Water Division No. 1, on November 3, 1995.

           (h) District Court, Water Division No. 1, records for the cases described above.


                          CONCLUSIONS

           The Colorado Supreme Court has adopted the following definition of "marketable title:"

          The term "marketable title," when applied  to
          real   estate,  means  a  title   free   from
          reasonable  doubt . . ..  It  means  a  title
          that is reasonably free from such doubts as will affect the market value of the estate;
          one which a reasonably prudent person with knowledge of all the facts and their legal bearing would be willing to accept.

Morley  v.  Gieseker, 142 Colo. 490, 351 P.2d  392,  393  (1960);
White  v. Evans, 120 Colo. 200, 208 P.2d 922, 926 (1949); Federal
Farm  Mortgage  Corp. v. Schmidt, 109 Colo. 467, 126  P.2d  1036,
1038 (1942). "The title must be such as to make it reasonably certain that it will not be called into question in the future so as to subject the purchaser to the hazard of litigation with reference thereto." Morley, 351 P.2d at 393; White, 208 P.2d at 926 (quoting Simpson v. Klipstein, 89 N.J. Eq. 543, 105 A. 218, 219 (1918)).

           Based on our review of the documents described above, as of April 22, 1996, it is our opinion that Rangeview Metropolitan District, as Lessee, and the State of Colorado, acting by and through the State Board of Land Commissioners, as owner of the Subject Property and Lessor, have good and marketable title to the Export Water as described in the Agreement for Sale of Export Water, subject to the validity of and the terms and conditions contained in the following:

           (a) Lease No. S-37280 granted by the State of Colorado, acting by and through its State Board of Land Commissioners to OAR, Incorporated, dated April 26, 1982, and amendments thereto dated February 22, 1983, December 19, 1983, and November 26, 1984, and recorded at Book 5059, Page 261; Book 5059, Page 267; Book 5059, Page 268 and Book 5059, Page 273, and amendment dated June 6, 1986.

          (b) The Consent Judgment entered by the District Court of the City and County of Denver in Apex Investment Fund II, L.P., et al. v. Colorado State Board of Land Commissioners, et al., as filed in the District Court of the City and County of Denver in Case No. 95CV5405.

          (c)  The Lease.

           (d)   Agreement  for  Sale of  Export  Water,  between
Rangeview  Metropolitan District and Pure  Cycle  Corporation,  a
Delaware corporation dated June 11, l988.

           (e)   Right  of first refusal, if any, of East  Cherry
Creek Valley Water and Sanitation District to any part of the Export Water.

           This letter does not include analysis or opinions with respect to the physical availability or quality of the Export
Water.


                              Very truly yours,



                              HOLLY I. HOLDER, P.C.

EXHIBIT D OF DOCUMENT 10.3
==========================

Exhibit D      Aquifers

                           Exhibit D

                            Aquifers


Arapahoe
Dawson
Denver
Laramie Fox-Hills